EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 11, 2007 on the consolidated financial statements of Pacer Health Corporation and Subsidiaries for the years ended December 31, 2006 and 2005 included herein on the registration statement of Pacer Health Corporation and Subsidiaries on Form SB-2 and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ SALBERG & COMPANY, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
August 28, 2007